UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2025

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2025, Beyond Meat, Inc. (the “Company”) entered into the Second Amendment to Lease (the “Second Amendment”) with HC Hornet Way, LLC, a Delaware limited liability company (the “Landlord”), amending that certain Lease dated January 14, 2021 (the “Original Lease”), as amended by that certain First Amendment to Lease dated September 17, 2024 (together with the Original Lease, the “Lease”), pursuant to which the Company leased approximately 282,000 rentable square feet in a portion of a building at 888 Douglas Street, El Segundo, California. The Second Amendment provides for, among other things, the surrender by the Company to the Landlord of approximately 61,566 rentable square feet of the existing premises (the “Surrendered Premises”), a release of all claims arising out of, or based upon, any act, matter, or thing regarding the Surrendered Premises, and the continued leasing of approximately 220,519 rentable square feet of existing premises. The consideration for the surrender, the release of claims, and certain other terms in the Second Amendment includes, among other things: (a) payment by the Company of a one-time termination fee of $1.0 million for the benefit of the Landlord; (b) transfer of title to certain equipment valued at approximately $200,000 from the Company to the Landlord; (c) construction of modifications to the Surrendered Premises by the Company estimated to cost approximately $600,000 and to be completed by June 30, 2025; (d) payment by the Company of rent for the Surrendered Premises under the Lease until at latest December 14, 2025; and (e) payment by the Company of the difference between (i) the Company’s base rent and parking charges under the Lease for the Surrendered Premises and (ii) the base rent and parking charges payable by a new tenant under its new lease for the Surrendered Premises, beginning on the earlier of when the new tenant commences normal business operations in the Surrendered Premises and December 15, 2025, and ending on the last day of the Initial Term (as defined in the Lease). In addition, the Company will pay customary brokers’ fees in connection with the Second Amendment.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Second Amendment to Lease, dated May 9, 2025, by and between HC Hornet Way, LLC and Beyond Meat, Inc.
104	Cover page interactive data file (embedded with the inline XBRL document)
_____________
+ Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: May 15, 2025